Exhibit 4.16

Cisco Proprietary & Confidential

CISCO, MARVELL AND EZCHIP
BUSINESS TERM AGREEMENT

The purpose of this Business Term Agreement (“Agreement”) is to agree on key business terms between Cisco Systems, Inc. a California corporation, having principal offices at 170 West Tasman Drive, San Jose, California 95134-1706 (“Cisco”), Marvell International Ltd., a Bermuda corporation, with offices at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda, Marvell Israel Ltd. (formerly known as Marvell Semiconductor Israel Ltd), an Israeli corporation, with offices at 6 Hamada Street, Mordot HaCarmel Industrial Park, Yokneam, Israel 20692, (Marvell International Ltd. and Marvell Israel Ltd. are collectively referred to as “Marvell”), EZchip Technologies Ltd., an Israel corporation, having principal offices at 1 Hatamar Street, Yokneam 20692, Israel, and EZchip Inc., a Delaware corporation, having principal offices at 900 E. Hamilton Avenue, Suite 100, Campbell, California 95008, (EZchip Technologies Ltd. and EZchip Inc. are collectively referred to as “EZchip” or “EZChip”) to meet Cisco’s technical and business requirements for certain Cisco products.  This Agreement shall be effective as of the date last signed by the parties below (the “Effective Date”) between and among the parties and their affiliates identified below.

BACKGROUND

A.           Marvell International Limited, a Bermuda corporation with offices at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda, together with Marvell Semiconductor Israel Ltd (which subsequently changed its name and currently operates under the name Marvell Israel Ltd), an Israeli corporation located at 6 Hamada Street, Mordot HaCarmel Industrial Park, Yokneam, Israel 20692, and EZchip Technologies Ltd,  an Israeli corporation located at 1 Hatamar Street, PO Box 527 Yokenam, 20692, (“EZchip”) are parties to the Technology Development, License and Manufacturing Agreement dated April 12, 2006, as amended by Amendment #1 dated September 30, 2006 and Amendment #2 dated September 24, 2009 and as further amended on a date contemporaneous with the execution of this Agreement by Amendment #3 and Amendment #4 (collectively, “DLA”), and

B.          Cisco Systems International B.V., a Netherlands corporation, with offices at Hoogoorddreef 9, 1101 BA, Amsterdam, Netherlands, and Marvell Technology Group Ltd., a Bermuda corporation, with business offices at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda, are parties to a [*] Agreement as amended (“[*]”) dated [*].

C.          Cisco Systems, Inc., Marvell International Ltd., and Marvell Israel Ltd., together with EZchip have previously agreed to a “Cisco/Marvell/EZChip Business Term Agreement,” pertaining to the “NP3C” network processor.

D.          Cisco Systems, Inc., Marvell International Ltd., and Marvell Israel Ltd., together with EZchip have previously agreed to a “Cisco/Marvell/EZChip Business Term Agreement” dated December 7, 2010, pertaining to the “NP4C” and “NP4” network processors.

E.           Cisco Systems, Inc., Marvell International Ltd. and EZchip Technologies Ltd. are parties to a Software License Agreement for EZChip Design Development Tools, dated on or about April 11, 2007, pursuant to which certain EZchip software is licensed to Cisco (the “SLA”).

F.          Cisco, Marvell and EZchip now wish to establish the terms and conditions for the development, licensing and manufacture of the next generation network processor, identified as “NP5” (also known as NP5-G or NP-5) and “NP5C” (also known as NP5-C or NP-5C).

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Proprietary & Confidential	NP-5 NP-5C

G.          Cisco and EZchip are entering into an addendum to this Agreement to further describe the features, functionalities and specifications for the NPC5 (the “Addendum”).

1.           Identification of Parties

Cisco Systems, Inc. and Cisco Systems International B.V., and their affiliates, are collectively referred to as “Cisco”.

Marvell Technology Group, Marvell International Ltd., and Marvell Israel Ltd are collectively referred to as “Marvell.”

EZchip Technologies Ltd. and EZchip Inc. are collectively referred to as “EZchip.”

Marvell and EZchip are each a “Supplier” and collectively referred to as the “Suppliers”.

2.           Representations and Warranties

Marvell and EZchip represent and warrant that they have entered into the DLA which includes support obligations by EZchip, protection of confidential information, intellectual property licenses from EZchip and intellectual property (IP) escrow provisions. Marvell and EZchip represent that the terms of the DLA are sufficient for Marvell and EZchip to fulfill their respective obligations to Cisco under this Agreement.

Marvell represents that it has entered into appropriate support arrangements and Marvell represents that it possesses sufficient rights and licenses to EZchip’s intellectual property rights, needed by Marvell Technology Group Ltd., a Bermuda corporation with offices at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda, (“Marvell Technology Group”) to fulfill its obligations to Cisco with respect to the manufacture, sale and support of network processors described herein for the duration of time set forth in the [*].

Below is a list of intellectual property licensed by Marvell from EZchip subject to the terms and conditions of the DLA for the purposes of developing the network processor described in this Agreement:

(i)	Network processor technology;

(ii)	Traffic management technology; and

(iii)	The EZchip Intellectual Property Listed on Exhibits A and B

3.           Escrow

Without limiting any other right or remedy of Cisco, the requisite EZchip intellectual property, manufacturing information and materials relating to the network processors described in this Agreement shall be placed in escrow by EZchip for release to Marvell at any time upon the occurrence of any of the events set forth in Exhibit C (each a “Trigger Event”) to allow Marvell to manufacture and sell the network processors to Cisco as contemplated under this Agreement.  Marvell will ensure that all such EZchip intellectual property, manufacturing information and materials are placed in escrow.

4.           Ownership

As between EZchip and Marvell, EZchip acknowledges that Marvell shall own the mask set for the NP5C network processor (excluding any Cisco intellectual property and any EZchip intellectual property) subject to the terms and conditions of the DLA. Notwithstanding the foregoing, EZchip shall retain ownership of the EZchip intellectual property and derivatives thereof, excluding any Cisco intellectual property.

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Proprietary & Confidential	NP-5 NP-5C

5.           Marvell Responsibilities

Marvell will be responsible for manufacturing, qualification and selling of the network processors described in this Agreement to Cisco and its designated third parties, at Cisco’s election.  Subject to the terms of the DLA, EZchip shall be responsible for the qualification of the EZchip intellectual property licensed by EZchip to Marvell. For the avoidance of doubt, the NP5 and NP5C shall be deemed “Products” under the [*] and Marvell shall supply the NP5 and NP5C to Cisco and its designated third parties in accordance with the terms of the [*] as supplemented by the terms of this Agreement.

Subject to the terms of the DLA, Marvell shall license EZchip intellectual property rights and combine it with Marvell intellectual property to develop the NP5 and NP5C.  The NP5C will have and perform the features and functionalities described in Exhibit A, Exhibit B and the Addendum in accordance with any technical or other specifications for the NP5C.

Marvell will promptly disclose to EZchip the non-binding [*] ([*]) month volume forecasts and shipping plans of Cisco’s requirements for the NP5C, NP4C and NP3C on a [*] basis.

6.           Exclusivity

Definitions:

“NP5” means the next version to the NP4 network processor that EZchip will make generally available to customers as set forth herein.

“NP5C” means the Cisco-specific version of the NP5 network processor.  Marvell and EZchip will make the NP5C available to Cisco on an exclusive basis as set forth herein.

“NP5 Samples” means pre-production NP5 network processors that have not completed or passed electrical testing and reliability testing, and are not deemed to be production qualified by EZchip.

[*]

[*]

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Proprietary & Confidential	NP-5 NP-5C

[*]

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Proprietary & Confidential	NP-5 NP-5C

If NP5C Product Unavailable to Cisco:

If at any time Cisco reasonably believes (i) Marvell or EZchip is or will be unable to manufacture, deliver, or sell the NP5C to Cisco and its designated third parties in the quantities requested by Cisco or (ii) there are significant bugs or performance issues in the NP5C, then the Suppliers agree that Marvell will offer to sell and deliver the NP5 to Cisco and its designated third parties in the quantities requested by Cisco, subject to the [*].

7.           Compatibility

(a) The Suppliers shall provide Cisco the Software (as defined in the SLA) for the NP5C and NP5 in accordance with the SLA and this Agreement.  The NP5C and NP5 (including the Software for the NP5C and NP5) will be downward compatible with the NP4C and NP4 (including the Software for the NP4C and NP4), respectively, and comply with the compatibility specifications referenced in Exhibit D (the “Compatibility Specifications”).

(b)  If at any time Cisco reasonably believes that the NP5C and/or the NP5 (including the Software for the NP5C and/or NP5) is not downward compatible or does not comply with the Compatibility Specifications, Cisco will notify the Suppliers in writing of any such non-compliance.  If necessary, Cisco and the Suppliers shall meet promptly, but in no event later than [*] ( ) business days after the date of Cisco’s notice, to discuss such non-compliance and a plan to remedy such non-compliance.  Cisco shall determine, in its sole discretion, in good faith and acting reasonably, the extent to which the NP5C and/or NP5 is not downward compatible or does not comply with the Compatibility Specifications.

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Proprietary & Confidential	NP-5 NP-5C

8.           Pricing

[*]

9.           Schedule and Milestone

Milestone	Committed	Description	Resp. Party
Full chip final RTL drop	[*]	Fully verified, Timing fixed, Final netlist	EZChip
Last ECO	[*]	No ECO beyond this date	EZChip
Tape-Out	[*]		Marvell
Samples @ Cisco	[*]	With Expedites, Hand Carry, Super Hot Lots	Marvell

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Proprietary & Confidential	NP-5 NP-5C

10.         NP5 and NP5C Marking Requirement

[*]

11.         Confidentiality

The parties have executed a non disclosure agreement dated January 2, 2006 (“NDA”). To the extent that the term stated in the NDA terminates prior to the termination of this Agreement, the parties agree that the term of the NDA shall be automatically extended to the term of this Agreement.  In addition, notwithstanding any limitations in the NDA, the NDA shall apply to all Confidential Information disclosed in connection with this Agreement, and the purpose of such disclosures shall include the purposes of this Agreement.  The parties agree that the contents of this Agreement are Confidential Information within the meaning of that term in the NDA, and that no party will disclose to any third party the existence, intent or terms of this Agreement or the occurrence, content or other information about any discussions, or negotiations which have occurred or will occur, except in accordance with the NDA.  To the extent there is a conflict between the confidentiality obligations of this Agreement and the NDA with respect to the[*] , the confidentiality obligations of this Agreement will control.

The Cisco/Marvell/EZChip Business Term Agreements pertaining to the NP3C, NP4 and NP4C network processors (referenced in the “Background” section of this Agreement) incorrectly identified the date of the NDA as “Feb 2, 2006”.  The parties wish to clarify that the correct date of the NDA referenced in such Cisco/Marvell/EZChip Business Term Agreements is January 2, 2006.

12.         Term and Termination

This Agreement shall commence on the Effective Date and shall continue in effect  until terminated in accordance with this Section 12.

Cisco may terminate this Agreement upon prior written notice to Marvell and EZchip in the event that: (i)(a) the NP5C does not meet the enhanced feature criteria set forth in Exhibit A; or (b) EZChip fails to perform its support obligations under the Statement of Work applicable to the NP5C; and (ii) such breach is not cured within [*] days after written notice.

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Proprietary & Confidential	NP-5 NP-5C

13.          Limitation of Liability

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXCEPT FOR I) BREACH OF CONFIDENTIALITY OBLIGATIONS HEREUNDER; OR II) BREACH OF ANY OBLIGATION PURSUANT TO SECTION 6, EXCLUSIVITY, UNDER NO CIRCUMSTANCES WILL A PARTY, ITS EMPLOYEES, OFFICERS OR DIRECTORS, AGENTS, SUCCESSORS OR ASSIGNS BE LIABLE TO THE OTHER PARTIES UNDER ANY CONTRACT, STRICT LIABILITY, TORT (INCLUDING NEGLIGENCE) OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR COSTS, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, ARISING OUT OF, OR RELATING IN ANY WAY TO, THE SUBJECT MATTER OF THIS AGREEMENT, REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THIS SECTION DOES NOT LIMIT A PARTY'S LIABILITY FOR BODILY INJURY (INCLUDING DEATH), OR PHYSICAL DAMAGE TO TANGIBLE PROPERTY.  EACH PARTY ACKNOWLEDGES THAT THIS WAIVER OF CONSEQUENTIAL AND OTHER DAMAGES REFLECTS THE ALLOCATION OF RISKS BETWEEN THEM AND FORMS AN ESSENTIAL PART OF THE BARGAIN BETWEEN THEM.

14.          General Terms

Any terms not defined in this Agreement shall have the meaning stated in the DLA, [*] , and/or SLA.  Except as modified by this Agreement, all terms and conditions of the DLA, [*] , and SLA shall remain in full force and effect.  In the event of a conflict between the terms and conditions of this Agreement and any terms and conditions of the DLA, [*] , and/or SLA, this Agreement will prevail with regard to the subject matter herein to the extent that a party is a party to such an agreement.

This Agreement and the DLA, [*] , and SLA are the complete agreements between the parties to the extent that a party is a party to such an agreement and supersede all prior oral and written agreements, representations, warranties and commitments of the parties regarding subject matter herein.

[SIGNATURE PAGE FOLLOWS]

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Proprietary & Confidential	NP-5 NP-5C

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.  Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

CISCO SYSTEMS, INC.	Marvell International Ltd.
By	By

Name	Name

Title	Title

Date	Date

EZchip Technologies Ltd.	EZchip Inc.

By	By

Name	Name

Title	Title

Date	Date

Marvell Israel Ltd

By

Name

Title

Date

Cisco Proprietary & Confidential	NP-5 NP-5C

Exhibit A

[*]

*     This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Exhibit B

List of EZchip IP

NP-5C Features

Highlights

■	Single-chip, programmable, 240Gbps wire-speed network processor with 240Gbps traffic manager for Carrier Ethernet applications

■	Up to 480Gbps peak processing data path and CoS classification

■	Flexible processing with programmable packet parsing, classifying, modifying and forwarding with embedded search engines, traffic policers and statistics

■	Fragmentation, reassembly and reordering

■	On-chip CPU and HW-blocks for OAM protocol processing offload

■	Line card, services card and pizza box applications

■	Microcode source code SW compatible to industry leading EZchip’s NP-4 with higher performance

[*]

*     This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Exhibit C

A Triggering Event refers to any of the following:

1. Termination by Marvell of the Technology Development, License and Manufacturing Agreement dated April 12, 2006, and as amended by Amendment #1 and Amendment #2 and as further amended on a date contemporaneous with the execution of this Agreement by Amendment #3 and Amendment #4 (collectively, “DLA”), due to any of the following.

(a)           EZchip becomes insolvent or makes a general assignment for the benefit of its creditors, or EZchip dissolves, except where such dissolution results directly from:

(i)
a corporate reorganization which results in the holders of a majority of EZchip’s voting securities - prior to such reorganization - (x) continuing to hold at least 51% of the voting securities of the entity surviving such reorganization, or (y) holding substantially all of the assets of EZchip and continuing to operate the business of EZchip, or

(ii)
EZchip merging with or into a third party, as a result of which holders of EZchip’s equity securities prior to the merger hold less than 50% of the equity securities of EZchip after the closing of such merger; or, EZchip sells all or substantially all of its assets to a third party;

Notwithstanding any other provision of this Exhibit, a merger of EZchip with or into a third party and/or a change of the control in EZchip and/or a sale or an acquisition of all of EZchip's securities and/or all, or substantially all, of EZchip assets to any third party (an "M&A Event") shall not be considered as a Triggering Event.

(b)           a voluntary or involuntary petition or proceeding is commenced by or against EZchip under the Federal Bankruptcy Act or any other statute of any state or country relating to insolvency or the protection of the rights of creditors, or any other insolvency or bankruptcy proceeding or other similar proceeding for the settlement of EZchip’s debt is instituted and is not dismissed within 60 days from the date of such filing; or

(c)           a receiver of all or substantially all of EZchip’s property is appointed, and is not removed within 60 days;

In these situations, Marvell shall be entitled deliver to the Escrow Agent and EZchip a Release Notice together with an affidavit. The Escrow Agent shall be required to promptly confirm receipt by EZchip.

Cisco Confidential

The Escrow Agent shall release the escrowed technology to Marvell between [*] and [*] business days from the escrow agent receiving notice confirmation from EZchip; unless the triggering event is cured. A triggering event is cured if EZchip provides sufficient evidence to this effect.

2.           Additional Triggering Events

(a)           EZchip materially breaches the DLA and such breach is not cured within [*] days and provided that the breach requires Marvell’s use of any escrowed technology to remedy said breach.

(b)           EZchip materially fails to perform its support obligations under the Statement of Work applicable to the NP5-C (other than due to Marvell’s failure to perform its obligations in connection with such development) and such breach is not cured within [*] days.

(c)           EZchip does not, or revokes the license to its requisite Intellectual Property Rights to Marvell to (xx) enable Marvell to combine the EZchip Intellectual Property Rights with Marvell’s intellectual property and (yy) develop the NP5 and NP5C for Cisco, without material cause by Marvell.

In these situations, Marvell shall provide EZchip with a written notice informing EZchip of the occurrence of such event in reasonable detail.  By no later than [*] days following the receipt of such written notice, EZchip shall be required to provide Marvell with a written cure plan in reasonable detail with the steps which EZchip intends to take in order to cure such plan. Marvell shall be entitled to disclose such plan to Cisco under an obligation of confidentiality.

In the event that EZchip fails to (i) provide Marvell an acceptable cure plan within such [*] ([*]) day period, or (ii) EZchip fails to cure the triggering event within the period set forth above in addition to any period specified in an accepted plan, Marvell shall be entitled to deliver the Release notice and Affidavit to the Escrow Agent (with a copy to EZchip).  The Escrow Agent shall be required to promptly obtain Notice Confirmation from EZchip.

 The Escrow Agent shall release the escrowed technology to Marvell between [*] and [*] business days from the escrow agent receiving notice confirmation from EZchip; unless EZchip provides sufficient evidence that it has provided a plan within the [*] day period above or it has complied or is in compliance with the plan. Marvell shall return the escrowed technology to the Escrow Agent upon the sooner of (a) the date [*] ([*]) months after the release date, or (b) the date that the applicable triggering event is cured.

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Confidential

3.           EZchip’s material and ongoing failure to perform or propose a Bug Fix deemed by Cisco to be required with respect to the NP5-C, the applicable Deliverables or the applicable Design Materials and such breach is not cured within [*] days.

•	Deliverables and Design Materials include EZchip IP, licensed software, technology and materials associated with the NP5-C.

In this situation, EZchip shall have a period of [*]  days following the receipt of Marvell’s written notice and demand for cure to provide a plan that describes EZchip’s plan to provide a bug fix. Marvell agrees to provide assistance and shall have the right to audit EZchip on a weekly basis. Should it be determined by Marvell, acting reasonably, that the plan is not being executed in accordance with its terms due to a failure by EZchip, Marvell shall be entitled to deliver a Release Notice and Affidavit to the Escrow Agent (with a copy to EZchip). The Escrow Agent shall be required to promptly confirm the receipt by EZchip and EZchip’s confirmation that the plan is not being executed in accordance with its due to a failure on its part.

The Escrow Agent shall release the escrowed technology to Marvell between [*] and [*] business days from the escrow agent receiving notice confirmation from EZchip; unless EZchip provides sufficient evidence that it has provided the Bug Fix or it has complied or is in compliance with the plan. Marvell shall return the escrowed technology to the Escrow Agent upon the sooner of (a) the date [*] ([*]) months after the release date, or (b) the date that EZchip provides the applicable Bug Fix.**

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Cisco Confidential

Exhibit D

Compatibility Specifications

[*] [**]

*           This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

**             The original document with confidential information omitted pursuant to a confidential treatment request consists of 21 pages, of which 10 pages were omitted in this public filing.

Cisco Confidential